UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ X ] Definitive Additional Materials

[ ]  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed: _____________________________________________________________________________________________

Same Investments. Lower Fees. Stronger Oversight. Vote Now!

A Special Meeting of Shareholders of Invesco QQQ is scheduled to be held on October 24, 2025.

The Sponsor of the Trust recommends you vote “FOR” the proposals.

1)	To approve amendments to change QQQ from a UIT to an Open-end ETF.

2)	To elect 9 Trustees to serve on a newly established Board of Trustees of QQQ.

3)	To approve an investment advisory agreement.

All proxy materials can be found at: https://proxyvotinginfo.com/p/qqq

Why vote? Here’s what’s in it for you:

➣	Lower costs: Enjoy a reduced expense ratio—dropping from 0.20% to 0.18%.

➣	Greater transparency: Enhanced reporting and increased Board oversight.

➣	No tax surprises: This change will not trigger any tax consequences for you.

What stays the same?

➣	Same Index: QQQ will continue to track the Nasdaq-100® Index

➣	Same Team: Managed by the same experienced team you trust.

Help us shape the future of Invesco QQQ! Brian Hartigan, the Global Head of ETFs at Invesco, breaks down the current proxy proposals, what it means for shareholders, and how you can vote.

Link to video: www.invesco.com/qqq-etf/en/proxy-vote-information.html	Scan the QR Code

How can I vote my shares?

1)  Vote by Mail

2)  Vote by Internet or Touch Tone Phone

3)  If you have any questions or need help voting, please call Invesco’s proxy solicitor, Sodali & Co. Fund Solutions, toll-free at 1-800-886-4839.

Hours of Operation:

•   Monday – Friday: 10:00 am to 11:00 pm ET

•   Saturday: 12:00 pm to 5:00 pm ET

Please

Vote

Now!

Mailings and calls will STOP once you vote!

QQQ R4 S19597